SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant                                       ☒

Filed by a party other than the Registrant          ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Under Rule 14(a)(12)

cbdMD, Inc.

(Name of Registrant as Specified in Its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

CONTROL ID:
cbdMD, Inc.	REQUEST ID:

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS for the Annual Meeting of Shareholders
DATE:	Friday, March 29, 2024
TIME:	1:00 p.m. Eastern time
LOCATION:	https://agm.issuerdirect.com/ycbd

HOW TO REQUEST PAPER COPIES OF OUR MATERIALS

PHONE: Call toll free 1-866-752-8683	FAX: Send this card to 202-521-3464	INTERNET: https://www.iproxydirect.com/ycbd and follow the on-screen instructions.	EMAIL: proxy@iproxydirect.com Include your Control ID in your email.

This communication represents a notice to access a more complete set of proxy materials available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement is available at: https://www.iproxydirect.com/ycbd

If you want to receive a paper copy of the proxy materials you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery please make the request, as instructed above, before March 8, 2024.

you may enter your voting instructions at https://www.iproxydirect.com/ycbd until 11:59 pm eastern time March 28, 2024.

The purposes of this meeting are as follows:

1.        the election of four directors;

2.        the ratification of the appointment of Cherry Bekaert LLP as our independent registered public accounting firm;

3.        a non-binding advisory vote on the frequency of an advisory vote on executive compensation;

4.        a non-binding advisory vote on executive compensation;

5.        the approval and adoption of an amendment to the Company’s Certificate of Designation of Rights and Preferences of the 8% Series A Cumulative Convertible Preferred Stock to provide that each share of Series A Preferred Stock will be automatically converted into six shares of common stock upon the effective time of the amendment;

6.        to approve the issuance of shares of our common stock, representing more than 19.9% of our common stock outstanding as of January 30, 2024 upon the conversion of certain convertible notes issued by the Company pursuant to a Securities Purchase Agreement dated as of January 30, 2024, by and between the Company and certain institutional investors, in connection with a private placement in accordance with NYSE American Rule 713(a)(ii);

7.        to consider and vote upon a proposal to adjourn the annual meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the annual meeting, there are not sufficient votes to approve any proposal; and

8.        any other business as my properly come before the meeting.

Pursuant to Securities and Exchange Commission rules, you are receiving this Notice that the proxy materials for the Annual Meeting are available on the Internet. Follow the instructions above to view the materials and vote or request printed copies.

The board of directors has fixed the close of business on January 30, 2024 as the record date for the determination of shareholders entitled to receive notice of the Annual Meeting and to vote the shares of our common stock, par value $.001 per share, they held on that date at the meeting or any postponement or adjournment of the meeting.

The Board of Directors recommends that you vote ‘for’ all proposals above.

Please note - This is not a Proxy Card - you cannot vote by returning this card

cbdMD, Inc. SHAREHOLDER SERVICES 1 Glenwood Avenue Suite 1001 Raleigh NC 27603	FIRST-CLASS MAIL US POSTAGE PAID RALEIGH NC PERMIT # 870

TIME SENSITIVE SHAREHOLDER INFORMATION ENCLOSED

IMPORTANT SHAREHOLDER INFORMATION

YOUR VOTE IS IMPORTANT

CONTROL ID:
cbdMD, Inc.	REQUEST ID:

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS for the Annual Meeting of Shareholders
DATE:	Friday, march 29, 2024
TIME:	1:00 p.m. Eastern time
LOCATION:	https://agm.issuerdirect.com/ycbd

HOW TO REQUEST PAPER COPIES OF OUR MATERIALS

PHONE: Call toll free 1-866-752-8683	FAX: Send this card to 202-521-3464	INTERNET: https://www.iproxydirect.com/ycbd.pa and follow the on-screen instructions.	EMAIL: proxy@iproxydirect.com Include your Control ID in your email.

This communication represents a notice to access a more complete set of proxy materials available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement is available at: https://www.iproxydirect.com/ycbd.pa

If you want to receive a paper copy of the proxy materials you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery please make the request, as instructed above, before March 8, 2024.

you may enter your voting instructions at https://www.iproxydirect.com/ycbd.pa until 11:59 pm eastern time March 28, 2024.

The purposes of this meeting are as follows:

1.        PURSUANT TO PROPOSAL 5 IN THE PROXY STATEMENT, THE APPROVAL AND ADOPTION OF AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF DESIGNATION FOR THE SERIES A PREFERRED STOCK TO PROVIDE THAT EACH SHARE OF SERIES A PREFERRED STOCK WILL BE AUTOMATICALLY CONVERTED INTO SIX SHARES OF COMMON STOCK UPON THE EFFECTIVE TIME OF THE AMENDMENT;

2.        Pursuant to Proposal 7 in the proxy statement, to consider and vote upon a proposal to adjourn the annual meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the annual meeting, there are not sufficient votes to approve proposal 5 in the proxy statement (Proposal 1 on this proxy notice); and

3.        any other business as my properly come before the meeting.

Pursuant to Securities and Exchange Commission rules, you are receiving this Notice that the proxy materials for the Annual Meeting are available on the Internet. Follow the instructions above to view the materials and vote or request printed copies.

The board of directors has fixed the close of business on January 30, 2024 as the record date for the determination of shareholders entitled to receive notice of the Annual Meeting and to vote the shares of our common stock and shares of 8% Series A Convertible Preferred Stock, they held on that date at the meeting or any postponement or adjournment of the meeting.

The Board of Directors recommends that you vote ‘for’ all proposals above.

Please note - This is not a Proxy Card - you cannot vote by returning this card

cbdMD, Inc. SHAREHOLDER SERVICES 1 Glenwood Avenue Suite 1001 Raleigh NC 27603	FIRST-CLASS MAIL US POSTAGE PAID RALEIGH NC PERMIT # 870

TIME SENSITIVE SHAREHOLDER INFORMATION ENCLOSED

IMPORTANT SHAREHOLDER INFORMATION

YOUR VOTE IS IMPORTANT